EXHIBIT 10.08(b)
FIBERCOTE INDUSTRIES, INC.


June 30, 1997




Mr. Geoffrey Etherington, 11
Ethcrington Industries, Inc.
2 Clark St.
Old Saybrook, CT 06475


Dear Mr. Etherington;

On June 27, Ray Miranda had written to you requesting a two week extension on today's deadline for exercising the option to extend our lease on the 172 East Aurora Street facility. While we pursue the previously discussed amendments to the extension, I feel that it is in the best interest of all concerned that we at least exercise the five (5) year extension as provided for in the current lease.

Therefore, pursuant to Section I of the Amendment dated December 21, 1992 to the Indenture of Lease dated April 15, 1998 between Geoffrey Etherington, II, (as landlord) and FiberCote industries, Inc. (formerly known as USP Composites, Inc.) (as Tenant) for the premises commonly known as 172 East Aurora Street, Waterbury, Connecticut 06708, FiberCote Industries, Inc. hereby notifies Geoffrey Etherington that it is exercising its option to extend the Lease for a period of five (5) years commencing on January 1, 1998 and ending on December 31, 2002.

Please keep in mind that we will continue to work toward an amended extension that is both acceptable to you and our corporate management at Park Electrochemical Corporation. We hope that a mutually satisfactory lease extension can be approved within the requested two week time frame. In the meantime, you may indicate acknowledgment of the above by signing in the space provided and returning it to the undersigned.

Sincerely.



John W. Brooks, Jr.
President/CEO
                                   Accepted and agreed


                                   Geoffrey Etherington II

                                   Etherington Industries, Inc.
                                   By:
                                   Name:
                                   Title:









172 EAST AURORA ST    WATERBURY, CT 06708-2024    (203) 755-1344
SUBSIDIARY OF PARK ELECTROCHEMICAL CORPORATION
[ex1008b]